77Q1(a)

                         MFS VARIABLE INSURANCE TRUST II

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION

                                    OF SERIES

Pursuant  to Section 6.9 of the Amended  and  Restated  Declaration  of
Trust dated August 12, 2003, as amended (the Declaration), of MFS Variable Insurance Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1.The series designated as MFS Research Portfolio shall be redesignated as MFS Global Research Portfolio.



Pursuant to Section 10.1 of the Declaration, this instrument shall be effective October 6, 2008.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 16th day of September, 2008.

J. KERMIT BIRCHFIELD                            MARCIA A. KEAN

J. Kermit Birchfield                            Marcia A. Kean
33 Way Road                                     103 Waban Avenue
Gloucester, MA  01930                           Newton, MA  02468